UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	February 9, 2009
(Date of earliest event reported):	February 9, 2009

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04: Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On December 15, 2008, Fulton Financial Corporation reported, on a Form 8-K filed with the Commission, a blackout period event with respect to participants in The Columbia Bank 401(k) Plan & Trust (the “Columbia Plan”) during which participants would be temporarily unable to direct or diversify investments in their individual accounts, including investments in Fulton Financial Corporation common stock, or obtain distributions or loans from the Columbia Plan. The blackout period began December 30, 2008 and was originally scheduled to end the week of February 15, 2009. The blackout period actually ended on February 9, 2009. The blackout period ended early as a result of the early completion of the transition to Fulton Financial Advisors, N.A. as the trustee and recordkeeper for the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2009	FULTON FINANCIAL CORPORATION By: /s/Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer